                                                                    EXHIBIT 10.1

                             SUCCESSION AGREEMENT

     This SUCCESSION AGREEMENT (this "Agreement") is made as of November 12,
                                      ---------
1999 by and between Vincent J. Bitetti ("Bitetti") and SOUND SOURCE INTERACTIVE,
                                         -------
INC., a Delaware corporation ("SSI/DE"), and SOUND SOURCE INTERACTIVE, INC, a
                               ------
California corporation ("SSI/CA")(SSI/DE and SSI/CA collectively, "Sound
                         ------                                    -----
Source").
------
                                R E C I T A L S

     A. Bitetti is employed by Sound Source as its Chairman of the Board and Chief Executive Officer pursuant to that certain Third Amended and Restated Employment Agreement dated as of April 24, 1998 (as amended and restated, the "Employment Agreement");
 --------------------

     B. Sound Source and Bitetti have mutually agreed to terminate the Employment Agreement, and to arrange for the orderly succession of Bitetti as Chairman of the Board and Chief Executive Officer of Sound Source, subject to and in accordance with the terms and conditions set forth herein;

     C. Bitetti continues to posses an intimate knowledge of the business and affairs of Sound Source, its policies, methods, personnel and opportunities; and

     D. Following the termination of Bitetti's employment as Chairman of the Board and Chief Executive Officer of Sound Source in accordance herewith, Sound Source desires to continue to employ Bitetti as Chairman of Sound Source subject to and in accordance with the terms and conditions set forth herein, and Bitetti desires to accept such employment, subject to and in accordance with the terms and conditions set forth herein.

                               A G R E E M E N T

     In consideration of the mutual covenants and agreements contained herein and other valuable consideration, the parties hereto hereby agree as follows:

     1.  Employment Agreement Termination.  Subject to and in accordance with
         --------------------------------
the terms and conditions set forth herein, Sound Source and Bitetti have mutually elected to (a) terminate the Employment Agreement as of the date hereof, (b) to terminate Bitetti's employment as Chairman of the Board of Sound Source effective as of the date hereof and (c) to terminate Bitetti's employment as Chief Executive Officer of Sound Source effective as of the earlier of (i) the date of the appointment of a new Chief Executive Officer or (ii) December 31, 2000 (the "Termination Date"); and Bitetti hereby resigns as Chairman of
               ----------------
the Board and Chief Executive Officer of Sound Source effective as of the Termination Date. Nothing in this Agreement or in the circumstances surrounding its execution shall be deemed to constitute a unilateral termination of

Bitetti's employment as Chairman of the Board and Chief Executive Officer by either Sound Source or Bitetti. Neither the entering into of this Agreement nor anything contained in this Agreement shall be construed as an admission by any party or by anyone else of any wrongdoing or liability of any kind whatsoever, nor shall it constitute evidence of any wrongdoing or liability of any kind whatsoever for any purpose whatsoever.

     2.   Continuing Employment.
          ---------------------

          (a)  Position.  Subject to and in accordance with the terms and
               --------
conditions set forth herein, from the date hereof until the Termination Date, Bitetti shall be employed as the interim Chief Executive Officer of Sound Source, and from the Termination Date until the Final Payment Date (as defined herein), Bitetti shall be employed as the Chairman of Sound Source. Bitetti shall maintain the title of Executive Producer on all products regarding which Sound Source holds a license as of the date of this Agreement.

          (b)  Duties.  As interim Chief Executive Officer of Sound Source prior
               ------
to the Termination Date, and as Chairman of Sound Source subsequent to the Termination Date, Bitetti (i) shall take all actions necessary and appropriate to transition in the new management of Sound Source, particularly the new Chief Executive Officer, (ii) shall not take any action that could reasonably be expected to in any way undermine the efforts of the new management of Sound Source, and (iii) shall be free to engage in any enterprise not inconsistent with the specific duties enumerated in clauses (i) and (ii) hereof including but not limited to incorporating a new company or acting as a chief executive officer or other senior officer of an existing company, subject to Section 7 below. Bitetti hereby accepts such employment, subject to the terms and conditions herein contained.

     3.   Bitetti Release of Claims.
          -------------------------

          (a)  General Release.  Bitetti agrees, on his own behalf and on behalf
               ---------------
of his heirs, successors, agents, executors, administrators and assigns (collectively, the "Bitetti Releasors"), to release Sound Source and its present
                    -----------------
and former subsidiaries, affiliates, divisions, branches, agencies and other offices and its and their respective present and former successors, assigns, officers, agents, representatives, affiliates, attorneys, fiduciaries, administrators, directors, stockholders and employees (collectively, the "Bitetti Releasees") from any and all manner of actions, causes of action,
 -----------------
suits, judgments, executions, demands, debts, dues, duties, accounts, bonds, agreement, contracts, covenants, damages and all other claims whatsoever, both in law and in equity, which the Bitetti Releasors ever had, now have or may in the future have against any or all of the Bitetti Releasees for or by reason of or in any way arising out of any cause, matter or thing existing up to the date hereof including, without limiting the generality of the foregoing, for or by reason of or in any way arising out of any cause, matter or thing relating to salary, wages, monies advanced, bonuses, expenses, director's fees, retirement or pension allowances, participation in profits or earnings or damages for wrongful dismissal (including but not limited to any discrimination claim based on age, sex, race, religion, color, national origin, disability, marital status, appearance or sexual orientation under federal, state or local law, rule or regulation, and/or any claim for wrongful termination, defamation, and any other claim, whether in tort, contract or otherwise). This release shall not apply to any claims the Bitetti Releasors may have relating to Sound Source's performance of its obligations under this Agreement.

     (b)  ADEA Release.  THE BITETTI RELEASORS SPECIFICALLY WAIVE AND RELEASE
          ------------
SOUND SOURCE AND ITS AFFILIATES FROM ALL CLAIMS THEY MAY HAVE AS OF THE DATE OF THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA"). THIS SECTION DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE OF THIS AGREEMENT. THE BITETTI RELEASORS AGREE THAT THIS AGREEMENT PROVIDES BENEFITS TO WHICH THEY MAY NOT OTHERWISE BE ENTITLED, THAT SOUND SOURCE HAS ADVISED THE BITETTI RELEASORS TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, AND THAT THE BITETTI RELEASORS HAVE CONSULTED COMPETENT COUNSEL OF THEIR OWN SELECTION PRIOR TO SIGNING THIS AGREEMENT. THE BITETTI RELEASORS HAVE BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER THEY SHOULD SIGN THIS AGREEMENT AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER THE ADEA. THE BITETTI RELEASES SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS AGREEMENT AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. THE BITETTI RELEASORS ACKNOWLEDGE THAT NO REPRESENTATIVE OF SOUND SOURCE EVER STATED OR IMPLIED THAT THE BITETTI RELEASORS HAD LESS THAN TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT. THE BITETTI RELEASORS ACKNOWLEDGE THAT, TO THE EXTENT THEY DECIDED TO SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE FULL TWENTY-ONE (21) DAY PERIOD, SUCH DECISION WAS KNOWING AND VOLUNTARY ON THE BITETTI RELEASORS PART AND WAS IN NO WAY COERCED BY SOUND SOURCE. THE BITETTI RELEASORS ACKNOWLEDGE THAT THEY RECEIVED THIS AGREEMENT ON OCTOBER 8, 1999, THAT THE TWENTY-ONE (21) DAY PERIOD REFERENCED ABOVE ENDS ON OCTOBER 28, 1999 AND THEIR RIGHT TO REVOKE THIS AGREEMENT ENDS ON NOVEMBER 4, 1999. TO THE EXTENT ANY CHANGES WERE MADE IN THIS AGREEMENT AS A RESULT OF NEGOTIATIONS TAKING PLACE AFTER THE DATE THIS AGREEMENT WAS PROVIDED TO THE BITETTI RELEASORS, THE BITETTI RELEASORS AGREE THAT SUCH CHANGES, WHETHER MATERIAL OR NOT, DID NOT RESTART THE RUNNING OF THE PERIOD OF TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT REQUIRED BY THE ADEA.

          (c)  Promise Not To Sue On Claims Released.  The Bitetti Releasors
               -------------------------------------
promise not to initiate any court or judicial-type proceeding against any of the Bitetti Releasees that involves any claim that the Bitetti Releasors have released in Sections 3(a) and 3(b) of this Agreement. If a court determines that the Bitetti Releasors or any one of them have violated this release by suing any of the Bitetti Releasees, then the Bitetti Releasors hereby agree that they will pay all costs and expenses of defending against the suit incurred by the Bitetti Releasees. Nothing in this Section 3(c) shall be construed to prevent the Bitetti Releasors or any one of them from filing a charge of discrimination with, or participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission.

          (d)  Consultation With an Attorney.  Bitetti acknowledges that he has
               -----------------------------
been advised to consult his own attorney prior to entering into this Agreement and that he was afforded sufficient time to undertake such consultation.

     4.   Sound Source Release of Claims.
          ------------------------------

          (a)  General Release.  Sound Source agrees on its own behalf and on
               ---------------
behalf of its present and former subsidiaries, affiliates, divisions, branches, agencies and other offices and its and their respective present and former successors, assigns, officers, agents, representatives, affiliates, attorneys, fiduciaries, administrators, directors, stockholders and employees (collectively, the "Sound Source Releasors"), to release Bitetti and his heirs,
                    ----------------------
successors, agents, executors, administrators and assigns (the "Sound Source
                                                                ------------
Releasees") from any and all manner of actions, causes of action, suits,
---------
judgments, executions, demands, debts, dues, duties, accounts, bonds, agreements (other than those provided herein), contracts, covenants, damages and all other claims whatsoever, both in law and in equity, which Sound Source Releasors ever had, now have or may in the future have against any or all of Sound Source Releasees for or by reason of or in any way arising out of any cause, matter or thing existing up to the date hereof. This release shall not apply to any claims the Sound Source Releasors may have relating to Bitetti's performance of his obligations under this Agreement, or to any claim for recovery by Sound Source of short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (b)  Promise Not To Sue On Claims Released.  The Sound Source
               -------------------------------------
Releasors promise not to initiate any court or judicial-type proceeding against the Sound Source Releasees that involves any claim that the Sound Source Releasors have released in Section 4(a) of this Agreement. If a court determines that Sound Source Releasors or any one of them have violated this release by suing any of Sound Source Releasees, then the Sound Source Releasors hereby agree that they will pay all costs and expenses of defending against the suit incurred by Sound Source Releasees.

     5.   Severance Payment; Benefits. In consideration of Bitetti's resignation
          ---------------------------
as Chairman of the Board of Sound Source and agreement to resign as Chief Executive

Officer of Sound Source as provided herein, and his employment by Sound Source, as provided herein, Sound Source hereby covenants and agrees as follows:

     (a) to pay to Bitetti, through December 31, 2000 (the "Final Payment Date"), all compensation and other benefits to which Bitetti would have been entitled pursuant to the Employment Agreement if it had remained in force and effect including but not limited to those benefits set forth on Schedule 5(a);

     (b) to transfer to Bitetti (or his designee), upon the Final Payment Date, all life insurance purchased by Sound Source on behalf of Bitetti pursuant to the Employment Agreement; provided however, that Sound Source shall have no further obligations to pay any premiums due on such life insurance after the Final Payment Date;

     (c) to reimburse to Bitetti $12,000 for the legal fees incurred by him in connection with certain litigation involving Sound Source in 1998, which amount shall be paid in twelve equal semimonthly installments commencing on November 15, 1999 and continuing on the 1st and 15th day of each month thereafter until paid in full, subject to receipt by Sound Source of evidence of the amounts due under the invoices in connection with such legal fees;

     (d) to transfer to Bitetti all right, title and interest in the digital recording equipment listed on Schedule 1 attached hereto;

     (e) to pay to Bitetti $42,000 for accrued vacation under the Employment Agreement, which amount shall be paid in twelve equal semimonthly installments commencing on November 15, 1999 and continuing on the 1st and 15th day of each month thereafter until paid in full;

     (f) to pay Bitetti, within fifteen days of the Final Payment Date, for any vacation under the Employment Agreement that would have accrued from the date hereof until the Final Payment Date;

     (g)  to take all actions necessary to maintain the following domain names:
(i) kidsbrands.com; (ii) kidsbrands.org and (iii) kidsbrands.net (the "Domain Names");

     (h) if the Domain Names have not been utilized by Sound Source prior to December 31, 2000, to transfer all right, title and interest in the Domain Names to Bitetti;

     (i) to provide Bitetti with an office at Sound Source's corporate headquarters complete with a phone, computer and access to a secretary as well as the equipment necessary to maintain an office from his residence; and

     (j) for so long as Bitetti serves a director on the Board after he ceases to receive compensation pursuant to Section 5(a), to pay to Bitetti any compensation, commission or other benefits awarded to nonemployee directors of the Company, including but not limited to any stock or stock options.

     6.   No Other Payments or Benefits. Bitetti agrees that he is not entitled
          -----------------------------
to receive from Sound Source any compensation, commission or other benefits other than as set forth in Section 5.


     7.   Confidentiality of Private Information.
          --------------------------------------

          (a) Sound Source and Bitetti recognize that during the course of Bitetti's employment with Sound Source, Bitetti has had access to and has acquired Private Information (as defined below). Bitetti covenants and agrees that on and after the date hereof until one year after the Final Payment Date, he will hold in the strictest of confidence all Private Information and that he will not at any time or in any fashion, form or manner, either directly or indirectly, use any Private Information or reveal, disclose, disseminate, publish, publicize, whether for profit or otherwise, any Private Information to any person, firm, corporation, partnership, trust, or to or in the press or any other form of media. Bitetti further covenants and agrees to take all appropriate measures to safeguard the confidentiality of the Private Information.

          (b) Bitetti covenants and agrees that in the event that he is requested or required in a judicial, administrative or governmental proceeding to disclose any Private Information, he shall provide Sound Source with immediate notice (and in any event within five business days after the receipt of such request or requirement) of such request or requirement and all related proceedings so that Sound Source may seek appropriate protective orders in advance of any disclosure.

          (c) Each party hereto acknowledges that the other party hereto would be irreparably harmed in the event of any violation by such party of any of the terms of this Agreement and that remedies at law would be inadequate. In the event of any breach or threatened breach of this Agreement, such party shall be entitled to obtain, without posting bond, a temporary restraining order and temporary and permanent injunctive relief restraining and enjoining any such breach or threatened breach of this Agreement. The remedies provided for in this
Section 7 shall be in addition to any and all other rights and remedies that may be available to such party at law, in equity and under this Agreement, all of which are expressly reserved by each of the parties hereto.

          (d) "Private Information" shall mean any and all information relating to any Sound Source or any of its affiliates which is not generally known to the public relating to (i) their respective businesses, operations, business affairs, plans, customer and supplier lists and information, pricing and costing lists and information, research and development work, method and techniques of business, marketing plans and objectives, patterns, compilations, programs, devices, methods, techniques and processes, and trade secrets; and, (ii) any of the terms, conditions, provisions or facts set forth in, or related to, this Agreement or its negotiation.

     (e) Bitetti covenants and agrees that he will in no way disparage Sound Source or its products, services, employees or business reputation to any person or entity, whether or not said person or entity is a current or prospective supplier, client or employee of Sound Source. Sound Source agrees not to make or publish, either orally or in writing, any disparaging statement concerning Bitetti, including his resignation as Chairman of the Board and Chief Executive Officer of Sound Source, his services with Sound Source and matters relating to his employment.

     (f) Bitetti agrees that he will not, in any form or manner, harass, intimidate and/or threaten reprisals against Sound Source or any of its affiliates. Sound Source agrees that it will not, in any form or manner, harass, intimidate and/or threaten reprisals against Bitetti.

  8. Representations and Warranties.
     ------------------------------

     (a) Certain Representations and Warranties by Bitetti. Bitetti represents
         --------------------------------------------------
and warrants to Sound Source that (i) this Agreement has been duly executed and delivered by him and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms, and (ii) the execution, delivery, and performance by him of this Agreement will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to him.

     (b) Certain Representations and Warranties by Sound Source.  Sound Source
         -------------------------------------------------------
represents and warrants to Bitetti that (i) the execution, delivery and performance by Sound Source of this Agreement have been duly authorized by all action required by law, its certificate of incorporation and bylaws, (ii) this Agreement has been duly executed and delivered by Sound Source and constitutes a legal, valid and binding obligation of Sound Source, enforceable against it in accordance with its terms, (iii) the execution, delivery and performance by Sound Source of this Agreement will not conflict with or result in any breach of any provision of its certificate of incorporation or bylaws and (iv) the execution, delivery and performance by Sound Source of this Agreement will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to it.

  9. Civil Code Section 1542.  Bitetti and Sound Source, and each of them,
     ------------------------
acknowledge that they may learn of circumstances bearing upon the things and items released by this Agreement, but it is their intention by doing so and doing the acts called for by this Agreement, that this Agreement shall be effective as a full and final accord and satisfaction and release of each and every thing and item released herein, whether known or unknown. In furtherance of this intention, Bitetti and Sound Source acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Bitetti and Sound Source hereby waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California to the full extent that they may lawfully waive all such rights and benefits pertaining only and limited specifically to the things and items released herein.

     10.  Tax Indemnification.  If any part of the compensation, benefits or
          -------------------
property being delivered to Bitetti pursuant to the terms of this Agreement is later determined to be subject to taxes, either federal or state, then Bitetti understands that he is solely liable for the same and will indemnify, defend and hold harmless Sound Source from and against any and all loss, demand, damage, expense, cost (including, interest, penalties, court costs and reasonable attorneys' fees), suit, action, claim, liability or obligation related to any claim made by any state or federal agency for tax deductions not made or for monies not withheld.

     11.  Cooperation.  Bitetti agrees to cooperate with Sound Source in the
          -----------
truthful and honest prosecution and/or defense of any claim in which the parties hereto may have an interest (subject to reasonable limitations concerning time and place), which may include without limitation making himself available to participate in any proceeding involving Sound Source, allowing himself to be interviewed by representatives of Sound Source, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information.

     12.  Successors.  This Agreement and all the terms and provisions hereof,
          ----------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

     14.  Knowing and Voluntary Agreement.  Bitetti acknowledges by signing this
          -------------------------------
Agreement that he has read and understands this document, that he has conferred with or had opportunity to confer with his attorneys regarding the terms and meaning of this Agreement, that he has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to him except as set forth herein, and that he has signed the same KNOWINGLY AND VOLUNTARILY.

     15.  Interpretation.  Should any portion, word, clause, phrase, sentence or
          --------------
paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected. Whenever required by the context, as used in this Agreement the singular number shall include the plural, and the masculine gender shall include the feminine and neuter. All titles are for general reference purposes only and shall not be considered part of this Agreement. This Agreement shall be construed as though it were drafted jointly by the parties.

     16.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties who have executed it and supersedes any and all other agreements (including the Employment Agreement), understandings, negotiations, or discussions, either oral or in writing, express or implied between the parties. The parties to this Agreement each acknowledge (i) that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; (ii) that they have not executed this Agreement in reliance on any such representations, inducements, promise, agreement or warranty; and (iii) that no representation, inducement, promise, agreement or warranty not contained in this Agreement, including, but not limited to, any purported supplements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement.

     17.  No Waiver.  Failure to insist on compliance of any term, covenant or
          ---------
condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

     18.  California Law.  This Agreement is made and entered into in the State
          --------------
of California and shall in all respects be interpreted, enforced and governed under the laws of such State.

     19.  Disputes.  Any dispute arising out of, relating to or in connection
          --------
with this Agreement shall be resolved by binding arbitration. The arbitration shall consist of a single arbitrator (the "Arbitrator") and shall take place in Los Angeles County, California at a place designated by the parties (or, failing agreement, by the Arbitrator) and shall commence as soon as practicable on a date mutually agreed upon by counsel for the parties (or the party if a party does not have counsel) and the Arbitrator. The arbitration proceeding shall be conducted confidentially and the parties shall take the necessary actions to assure the confidentiality of the arbitration proceeding. The arbitration proceeding shall be governed by the provisions of the California Code of Civil Procedures Sections 1280 et seq. The party desiring to institute arbitration
                          -- ---
shall serve written notice to the other party (with copies to all parties to this Agreement). Such notice shall briefly describe the dispute. Sound Source shall name one arbitrator and Bitetti shall name one arbitrator and the two arbitrators so named shall name the Arbitrator. The names of the two arbitrators named shall be submitted within 45 days of the notice instituting arbitration. When the two arbitrators have chosen the Arbitrator, the Arbitrator shall proceed with the arbitration. Any award rendered in such an arbitration proceeding shall be final and binding on the parties and may be entered in any court having jurisdiction over the parties and/or the subject matter thereof and shall include the costs and expenses in connection with the arbitration of the prevailing party. The

Arbitrator shall have no jurisdiction or authority to add to, detract from, or alter in any way the provisions of this Agreement, but shall limit its considerations and decision to the interpretation and application of this Agreement to the subject matter presented to them. Nothing contained in this
Section 19 shall restrict Sound Source's right to institute and prosecute any legal or equitable action in court for temporary restraining orders and temporary and permanent injunctive relief or otherwise as deemed appropriate by Sound Source.

     20.  Notices.  All notices or demands by any party relating to this
          -------
Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, at their addresses set forth below:

     To Bitetti:       Mr. Vincent J. Bitetti
                       776 Emerson Street
                       Thousand Oaks, CA 91362

     With a copy to:   Michael D. Morin, Esq.
                       Margolis & Morin, LLP
                       444 South Flower Street
                       Sixth Floor
                       Los Angeles, CA 90071

     To Sound Source:  Sound Source Interactive, Inc.
                       26115 Mureau Road
                       Suite B
                       Calabasas, CA 91302
                       Facsimile: (818) 878-0007
                       Attn: President

     With a copy to:   Swidler Berlin Shereff Friedman, LLP
                       3000 K Street, N.W.
                       Suite 300
                       Washington, DC 20007
                       Attn: Sean P. McGuinness, Esq.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 20, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, or (ii) three calendar days if mailed to the party to whom notice is to be given by first class or air mail, postage prepaid.

     21.  Legal Representation.  Bitetti acknowledges that Bitetti has been
          --------------------
represented by independent legal counsel of Bitetti's own choice in connection with the preparation, review and execution of this Agreement, and that this Agreement has been executed by Bitetti with the consent of and on advice of such counsel. Bitetti represents and warrants that in executing this Agreement, Bitetti does so with full knowledge of all rights which Bitetti may have and with the understanding that Bitetti may be waiving legal rights and claims and that Bitetti is hereby entering into this Agreement voluntarily with the intent to be legally bound by its terms.

     22.  Mediation Precondition to Formal Assertion of Claims.  The parties
          ----------------------------------------------------
hereto, and each of them, agree that, in the event a dispute arises out of or concerning this Agreement, he/it will not commence any litigation or demand for arbitration without first submitting a formal demand to the other party for a mediation of the dispute. If such a demand is made, the dispute will be submitted to mediation before a neutral mediator in accordance with the mediation rules of the American Arbitration Association. The party opposing the asserted claim must agree to submit to mediation within ten days after demand is made or this precondition shall be deemed waived. The cost of the mediation shall be borne equally by the parties.

     23.  No Third Party Beneficiaries.  This Agreement is not intended to
          ----------------------------
confer any rights or remedies on any person not a party to this Agreement.

     24.  Settlement Agreement. The parties hereto acknowledge that the
          --------------------
Settlement Agreement dated April 24, 1998, as may be amended, by and among the Company, ASSI, Inc., NCD, Inc., the Boston Group, L.P., Vincent J. Bitetti, Ulrich E. Gottschling, Mark A. James, and Robert Kalik (the "Settlement Agreement") and all documents related to the Settlement Agreement (except for the Employment Agreement, which shall be terminated as provided herein) remain in full force and effect.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement on the date set forth herein.


                              Sound Source Interactive, Inc.,
                              a Delaware corporation

                              By:

                                    Eugene Code, Secretary


                              Sound Source Interactive, Inc.
                              a California corporation

                              By:

                                    Eugene Code, Secretary

                              Vincent J. Bitetti

                                 Schedule 5(a)
                                   Benefits

1. AUTOMOBILE as set forth in Section 3(c) of the Employment Agreement.

2. LIFE INSURANCE as set forth in Section 3(d) of the Employment Agreement.

3. EXPENSES as set forth in Section 3(e) of the Employment Agreement.

4. BENEFIT PLANS as set forth in Section 3(f) of the Employment Agreement.

5. VACATIONS, HOLIDAYS AND SICK LEAVE as set forth in Section 3(g) of the Employment Agreement.

6. KEY MAN LIFE INSURANCE as set forth in Section 3(i) of the Employment Agreement.

7. ADDITIONAL CASH COMPENSATION as set forth in Section 3(b) of the Employment Agreement. Any calculation of revenue, gross profits or pre-tax profitability pursuant to Section 3(b) of the Employment Agreement shall not include revenue, gross profits or pre-tax profitability realized by the Company arising out of assets acquired pursuant to any stock or asset purchase.

8. COST OF LIVING ADJUSTMENT to Base Salary as set forth in Section 3(a) of the Employment Agreement.

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